UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

PRECIPIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36439	91-1789357
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 787-7888

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRPO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2023, Precipio, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a registered direct offering (the “Registered Direct Offering”), an aggregate of: (i) 4,125,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), at a price of $0.45 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 319,445 shares of Common Stock, at a price of $0.0449 per Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

In a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offering”), pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchasers, for no additional consideration, warrants (the “Common Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to 8,888,890 shares of Common Stock. The Common Warrants are exercisable beginning six months after the date of issuance, have an exercise price of $0.63 per share, and will expire December 12, 2028. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Registered Direct Offering is expected to result in gross proceeds to the Company of approximately $2.0 million. The net proceeds to the Company from the Offering are expected to be approximately $1.7 million, excluding any proceeds that may be received upon the cash exercise of the Common Warrants, after deducting the financial advisor’s fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments and others.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Additionally, each of the directors and executive officers of the Company, pursuant to lock-up agreements (the “Lock-Up Agreements”), agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering. The Purchase Agreement also requires the Company to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale by the Purchasers of the shares of Common Stock issuable upon exercise of the Common Warrants within thirty (30) days of the date of the Purchase Agreement.

On June 7, 2023, the Company also entered into a financial advisory agreement (the “Financial Advisor Agreement”) with A.G.P./Alliance Global Partners (the “Financial Advisor”). Pursuant to the terms of the Financial Advisor Agreement, the Financial Advisor agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company paid the Financial Advisor a cash fee of $140,000 generated from the sale of the Shares and Pre-Funded Warrants.

The Financial Advisor Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Financial Advisor, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

Pursuant to the Purchase Agreement, the Company has agreed that, subject to certain exceptions, (i) it will not issue any shares of common stock or securities exercisable or convertible into shares of common stock or to file any registration statement or amendment or supplement thereto for a period of ninety (90) days following the closing of the Offering and that (ii) it will not enter into a variable rate transaction for a period of one hundred eighty (180) days following the closing of the Offering.

The Registered Direct Offering is being made pursuant to a registration statement on Form S-3 (File No. 333-271277), filed by the Company with the SEC on April 14, 2023, as amended by Amendment No. 1 filed by the Company with the SEC on April 25, 2023, and declared effective on April 27, 2023, as supplemented by a prospectus supplement dated June 9, 2023. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The Financial Advisor Agreement, Purchase Agreement, form of Lock-Up Agreement, form of Pre-Funded Warrant and form of Common Warrant, are filed as Exhibits 1.1, 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Financial Advisor Agreement, Purchase Agreement, Lock-Up Agreements, Pre-Funded Warrants, and Common Warrants are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement and the Common Warrants is hereby incorporated by reference into this Item 3.02. The Common Warrants and shares of Common Stock underlying the Common Warrants have not been registered under the Securities Act, pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 8.01. Other Events.

The Company issued a press release announcing the Offering on June 8, 2023. A copy of those press releases are attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the Offering, the amount of proceeds expected from the Offering and the timing and certainty of completion of the Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions, the Company’s ability to complete the Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, its Current Reports on Form 8-K and the prospectus supplement dated June 8, 2023 relating to the Offering. These documents contain important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Financial Advisor Agreement, dated June 7, 2023, between Precipio, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
5.1	Opinion of Goodwin Procter LLP
10.1+	Securities Purchase Agreement, dated June 8, 2023, by and between Precipio, Inc. and the Purchaser
10.2	Form of Lock-Up Agreement
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)
99.1	Press Release, dated June 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

Date: June 12, 2023	By:	/s/ Ilan Danieli
Ilan Danieli
Chief Executive Officer

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